FORM OF
                              ARTICLES OF AMENDMENT
                                       OF
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            INVESCO STOCK FUNDS, INC.



      INVESCO Stock Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: By unanimous consent effective as of February 3, 1999, the board of directors of the Company voted to create an additional class of shares of INVESCO Dynamics Fund Common Stock of the Company designated as INVESCO Dynamics Fund - Institutional Class, and has authorized 100,000,000 shares of stock to be allocated to said class. The aggregate number of shares of stock of all series/classes which the Company had the authority to issue before creation of a new class of INVESCO Dynamics Fund was three billion five hundred million (3,500,000,000) shares of Common Stock with a par value of $0.01 per share. The aggregate number of shares of stock of all series/classes which the Company shall have the authority to issue after creation of a new class of INVESCO Dynamics Fund Common Stock is three billion five hundred million (3,500,000,000) shares of Common Stock. The newly designated class of INVESCO Dynamics Fund Common Stock designated as INVESCO Dynamics Fund - Institutional Class has a par value of $0.01 per share.

      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company.

      THIRD: A description of the Common Stock so classified, including the powers, preferences, participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Company.

      FOURTH:   The  Company  is  registered  as  an  open-end   investment
management company under the Investment Company Act of 1940.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Stock Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the ____day of March, 2000.

      These Articles of Amendment shall be effective as of the _____day of March, 2000 by the Maryland State Department of Assessments and Taxation.

                              INVESCO STOCK FUNDS, INC.


                              By:
                                    ---------------------------------
                                    Mark H. Williamson, President

WITNESSED:

By:
      ----------------------------
      Glen A. Payne, Secretary

                                  CERTIFICATION

      I, ___________________, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this ______ day of March, 2000.



                                    ------------------------------------
                                    Notary Public

My Commission Expires: _________________